Data Sheet Report Friday, August 30, 2002

Wachovia Investors, Inc. (FUI) as of Thursday, August 29, 2002

Status: Internal No.: Incorporation: Ann. Mtg. Min. Resp.: Attorney Contact: Purpose Category: Corp Records/Seal: Responsible Attorney:	Active 0112 North Carolina Legal - Charlotte Donna Harris Merchant Banking Legal - Charlotte Jay Powers
Federal ID #:	56-1915240

Fiscal Year End:	12/31
Comment:
Annual Meeting:	Third Tuesday in April
Primary Address One First Union Center Charlotte, NC 28288-0630	Registered Address None given

Primary Phone

Primary Fax

Purpose of Business

Holds investments permitted under Section 4(c)(6) of BHC Act: Brazos Fund, (6799) Merchant banking activities (31SA) commenced 3/13/00.

Former Name (s)	From Date	Through Date
FUI, Inc.	Wednesday, March 22, 1995	Wednesday, November 13, 1996
Comment:
First Union Investors, Inc.	Wednesday, November 13, 1996	Friday, February 01, 2002
Comment:

DIRECTORS
Currently Authorized: 3	Min: 3	Max: 3	Quorum: 0	Classes: 0
Comment:
Title
Ted A. Gardner	Director
Scott B. Perper	Director
Kevin J. Roche	Director

OFFICERS
Title
Vincent Altamura	Senior Vice President
Robert L. Andersen	Senior Vice President
Tracey W. Anklin	Vice President
Anthony R. Augliera	Senior Vice President
Michele D. Bailey	Assistant V.P.
Jacqueline A. Ballantine	Vice President & Assistant Secretary
Jerry P. Bates	Vice President
Dale R. Batman	Senior Vice President
James L. Beaver, Jr.	Senior Vice President
Matthew Berk	Senior Vice President
Ann K. Black	Assistant V.P.
Catherine A. Blaisdell	Assistant V.P.
Paul J. Blass	Vice President
Julia I. Bouhuys	Senior Vice President
John J. Braden	Senior Vice President
John J. Bresnan	Senior Vice President
Curtis L. Brouwer	Senior Vice President
Robert G. Calton, III	Senior Vice President
David M. Carroll	Senior EVP
David B. Carson	Senior Vice President
Sandy Cavaness	Assistant V.P.
Tracey M. Chaffin	Vice President
John Chepul	Officer
Jay M. Chernoskey	Senior Vice President
Charles D. Childress	Assistant V.P.
Caryn Chittenden	Vice President
Francis C. Clark	Senior Vice President
Thomas Hal Clarke, Jr.	Senior Vice President
Richard Cobbs, Jr.	Assistant V.P.
Bennett S. Cole	Senior Vice President
Steve Columbaro	Assistant V.P.
Braxton B. Comer	Senior Vice President
James C. Cook	Senior Vice President
Mark L. Cook	Senior Vice President
Andrew Cooney	Senior Vice President
Rosalia J. Costa-Clarke	Vice President
Charles L. Culbreth	Senior Vice President
Stephen E. Cummings	Senior Vice President
Barbara R. Curry	Officer
Richard J. Daileader	Senior Vice President
John J. Dalnoky	Vice President
Jerry W. DeBerry	Vice President
Michelle D. Dellinger	Vice President
Mark A. Deskus	Assistant V.P.
Catherine E. Dolan	Senior Vice President
Michael J. Domagala	Senior Vice President
Douglas R. Edwards	Senior Vice President
Terry W. Edwards	Senior Vice President
Barbara W. Elliott	Assistant V.P.
Sam O. English, III	Vice President
Frederick W. Eubank, II	Senior Vice President
Thomas M. Finke	Senior Vice President
Patrick D. Finn	Senior Vice President
Richard E. Fogg	Vice President
William T. Fowler	Vice President
John A. Foxgrover	Vice President
Ted A. Gardner	Senior Vice President
Paul N. Gehrig	Vice President
Melissa M. Gill	Vice President
William L. Gilmer	Senior Vice President
Herman T. Goins, Jr.	Assistant V.P.
David T. Grady	Vice President
David F. Grams, Jr.	Vice President
Michael N. Gray	Vice President
Robert A. Gray	Vice President
Jennifer R. Green	Officer
Susan A. Groves	Officer
Mark D. Gustafson	Officer
L. Watts Hamrick, III	Senior Vice President
Donna M (WACH) Harris	Secretary
Scott C. Harrison	Assistant V.P.
W. Barnes Hauptfuhrer	President
William T. Hobbs	Senior Vice President
Sandra B. Hollenbach	Vice President
Sonya M. Holmes	Assistant V.P.
Thomas K. Hoops	Vice President
Bradley T. Hubacher	Assistant V.P.
Edward P. Imbrogno	Senior Vice President
Bradley J. Ipema	Senior Vice President
Beverly W. Jackson	Assistant Secretary
Ross E. Jeffries, Jr.	Senior Vice President
Cynthia P. Johnson	Assistant V.P.
John W. Johnson	Vice President
Benjamin J. Jolley	Senior Vice President
Steven Jr. Jones	Senior Vice President
David M. Julian	Senior Vice President
Jack B. Kester, Jr.	Vice President
Robert L. Kreidler, Jr.	Vice President
Pearce A. Landry	Vice President
Janet M. LeClair	Senior Vice President
Rodger Levenson	Senior Vice President
Peggy B. Linder	Assistant V.P.
Deborah B. Lineberger	Officer
Eric J. Lloyd	Vice President
Dorothy Y. London	Vice President
Joe O. Long	Senior Vice President
Donald M. Macleod	Executive VP
Benjamin T. May	Senior Vice President
Dawn G. McCall	Vice President
Kevin R. McCarthy	Vice President
Victoria I. McDonald	Vice President & Assistant Secretary
Taylor Mefford	Assistant V.P.
Mark Metz	Senior Vice President
Donald L. Minges	Vice President
Aprille M. Mitchell	Assistant Secretary
Lisa M. Morgan	Assistant V.P.
David Neal Morrison	Senior Vice President
Carol R. Mullis	Vice President
Nathan A. Myers	Assistant V.P.
Marta Ochoa	Officer
Michael T. Oliver	Assistant Secretary
Joseph R. Parrish	Senior Vice President
Scott B. Perper	Senior Vice President
Amy T. Pitt	Assistant V.P.
James F. Powers	Senior Vice President
Shailandra K. Prakash	Senior Vice President
Matthew S. Rankowitz	Senior Vice President
Jim F. Redman	Senior Vice President
David W. Reed	Vice President
Kevin J. Roche	Senior Vice President
Arthur C. Roselle	Vice President
Edward H. Ross	Senior Vice President
Courtney E. Rountree	Assistant V.P.
David J. Scanlan	Vice President
William H. Schwartz	Assistant Vice President & Assistant Secretary
Sue Schwein	Vice President
Gary R. Sessions	Vice President
Patrick J. Shevlin	Senior Vice President
Walker C. Simmons	Vice President
Michael C. Smith	Assistant V.P.
Sean M. Smith	Assistant V.P.
Matthew L. Soule	Vice President
Sterling A. Spainhour	Senior Vice President
James Stenersen III	Vice President
Scott R. Stevens	Assistant V.P.
Benjamin C. Stewart	Senior Vice President
Wellford Tabor	Vice President
Steven J. Taylor	Senior Vice President
Barry Taylor-Brill	Senior Vice President
Gloria A. Thompson	Vice President
Gregory Thompson	Senior Vice President
Heather M. Thompson	Officer
William L. Trotter	Vice President
Campbell Tucker	Vice President
William R. Turk, III	Senior Vice President
Kimberly C. Wagner	Assistant V.P.
Kristy A. Wallace	Assistant V.P.
Herbert A. Ware	Senior Vice President
Michael A. Watkins	Senior Vice President
Franklin M. Wessinger	Senior Vice President
Patricia J. Wichnoski	Assistant V.P.
Benjamin F. Williams, Jr.	Senior Vice President
Thomas J. Wurtz	Senior Vice President
Rollins Wykle	Assistant V.P.
Jay A. Young	Vice President

STOCKS

Common Stock
Price/Par Value: CUSIP: SYMBOL:	$1.00	Date Authorized: Authorized: Outstanding: Issued: # in Treasury:	100 100 100
Comment:
Current Owner(s)	Certificate No.	%Ownership	No. of Shares	Date Issued or Transferred
Wachovia Corporation (FUC)	1	100	100	Monday, March 27, 1995
	Value of Consideration:
	Consideration:
Comment:

DIRECT SUBSIDIARIES

Incorp/Formed in	%Ownership
Alidian Investment, LLC	North Carolina	88.83%
Balducci Holdings, LLC	North Carolina	90%
CMLB 2001, LLC	Delaware	100%
Evergreen Private Equity Fund, L.P.	Delaware	3.75%
Evergreen Private Investment Funds Hedged Equities Super Accredited, L.P.	Delaware	5.36%
Evergreen Private Investment Funds Multi-Strategy Accredited, L.P.	Delaware	3.08%
Evergreen Private Investment Funds Multi-Strategy Super Accredited, L.P.	Delaware	3.1%
Evergreen Private Investment Hedged Technology Fund, Accredited, L.P.	Delaware	7.38%
First Union Merchant Banking 1997, LLC	North Carolina	99%
First Union Merchant Banking 1998, LLC	North Carolina	99.5%
First Union Merchant Banking 1998-III, LLC	North Carolina	100%
First Union Merchant Banking 1999, LLC	North Carolina	99.5%
First Union Merchant Banking 2001, LLC	North Carolina	99%
First Union Merchant Banking, 1998 - II, LLC	North Carolina	99.5%
First Union Merchant Banking, 1999 - II, LLC	North Carolina	99.5%
FUI, LLC	North Carolina	100%
LYNX 2002-I, Ltd.	Cayman Islands	100%
North Carolina Economic Opportunity Fund, L.P.		24.99%
Wachovia Capital Partners 2001, LLC	North Carolina	100%
Wachovia Capital Partners 2002, LLC	North Carolina	99.5%
Wachovia Capital Partners, LLC	North Carolina	100%

INCORPORATION/QUALIFICATIONS
Jurisdiction	Inc/Qual	Charter No.	Tax ID No.	Date	End Date	Duration
North Carolina	Incorporation			Wednesday, March 22, 1995
Agent:	The Prentice-Hall Corporation System, Inc.
Comment:

Pennsylvania	Qualification			Monday, April 27, 1998
Agent:	Corporation Service Company
Comment:

HISTORY

Saturday, November 29, 1997 Merged Signet Commercial Credit Corporation merged with and into First Union Investors, Inc. on 11/29/97.

Saturday, May 16, 1998 Merged CoreStates Enterprise Capital, Inc. merged with and into First Union Investors, Inc. on May 16, 199

Monday, August 31, 1998 Merged General Finance Service Corporation merged with and into First Union Investors, Inc. on 8/31/98.

Friday, December 28, 2001 Merged First Union Leveraged Capital 2001, LLC merged with and into Wachovia Investors, Inc. on 12/28/01.

Friday, December 28, 2001 Merged First Union Leveraged Capital, LLC merged with and into Wachovia Investors, Inc. on 12/28/01.

NARRATIVES

Monday, November 18, 1996 Other Name Change

The name of FUI, Inc. was changed to First Union Investors, Inc. effective 11/13/96.

Tuesday, April 21, 1998 Resolution Shareholders Consent -Annual Meeting

Tuesday, April 21, 1998 Resolution Directors Consent - Annual Meeting

Tuesday, May 26, 1998 Other Contacts

Steve Antal - Legal

Tracey Chaffin - Capital Partners

Curt Brouwer - Tax

Tuesday, April 20, 1999 Resolution Shareholders Consent -Annual Meeting

Tuesday, April 20, 1999 Resolution Directors Consent - Annual Meeting

Tuesday, April 20, 1999 Resolution Directors Consent - Annual Meeting

Tuesday, April 18, 2000 Resolution Shareholders Consent -Annual Meeting

Tuesday, April 18, 2000 Resolution Directors Consent - Annual Meeting

Tuesday, April 17, 2001 Resolution Shareholders Consent -Annual Meeting

Tuesday, April 17, 2001 Resolution Directors Consent - Annual Meeting

Tuesday, April 16, 2002 Resolution Shareholders Consent -Annual Meeting

Tuesday, April 16, 2002 Resolution Directors Consent - Annual Meeting